Exhibit 3.5.2

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

G-C DIAGNOSTICS CORP.

The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

FIRST:                                                      The name of the corporation is:

G-C DIAGNOSTICS CORP.

SECOND:                                       The Corporation hereby amends it Certificate of Incorporation as follows:

Paragraph FIRST of the Certificate of Incorporation, relating to the corporate title of the corporation, is hereby amended to read, in its entirety, as follows:

FIRST:                                                      The name of the corporation is:

GRIFOLS-CHIRON DIAGNOSTICS CORP.

THIRD:                                                  The written amendment effected herein was authorized by the written consent, setting forth the action so taken, of the sole stockholder of all of the outstanding shares entitled to vote thereon pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment, this 10th day of January, 2014.

By:	/s/ David I. Bell
David I. Bell
Executive Vice President